UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Archer Aviation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39668	83-2292321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Embarcadero Road Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

Atlas Crest Investment Corp. 399 Park Avenue, New York, NY 10022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACHR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ACHR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

On September 16, 2021 (the “Closing Date”), Archer Aviation Inc., a Delaware corporation (“Legacy Archer”), Atlas Crest Investment Corp., a Delaware corporation (“Atlas”), and Artemis Acquisition Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Atlas (“Merger Sub”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated February 10, 2021, as amended and restated on July 29, 2021, by and among Atlas, Legacy Archer and Merger Sub (the “Business Combination Agreement”), following approval at a special meeting of the stockholders of Atlas held on September 14, 2021 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the merger (the “Surviving Entity”) as a wholly-owned subsidiary of Atlas (the “Merger,” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Merger on the Closing Date, the Surviving Entity changed its name from Archer Aviation Inc. to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc. (the “Company”).

In connection with the Special Meeting and the Business Combination, the holders of 24,239,307 shares of Atlas Class A common stock, par value $0.0001 per share (“Atlas Class A Common Stock”), or approximately 48.5% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of approximately $242.4 million.

Conversion and Exchange of Equity in the Business Combination

After the Proxy Statement/Prospectus (as defined below) was declared effective under the Securities Act, Legacy Archer obtained and delivered to Atlas a written consent approving and adopting the Business Combination Agreement and the ancillary documents thereto to which Legacy Archer was a party or would be a party and the transactions contemplated therein (including the Merger) that was duly executed by Legacy Archer stockholders that held at least the requisite number of issued and outstanding shares of Legacy Archer common stock required to approve and adopt such matters in accordance with the Delaware General Corporation Law (the “DGCL”) and Legacy Archer’s governing documents and Legacy Archer’s stockholders agreements (the “Legacy Archer Stockholder Written Consent”). Promptly following the receipt of the Legacy Archer Stockholder Written Consent, Legacy Archer prepared and delivered to each Legacy Archer stockholder who did not execute and deliver the Legacy Archer Stockholder Written Consent an information statement, in the form and substance required under the DGCL in connection with the Merger and otherwise reasonably satisfactory to Atlas.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Archer preferred stock, par value $0.0001 per share (“Legacy Archer Preferred Stock”) then issued and outstanding converted into a number of shares of Legacy Archer common stock, par value $0.0001 per share (“Legacy Archer Common Stock”) in accordance with an irrevocable written consent executed by certain Legacy Archer preferred stockholders, who, collectively, held more than a majority of Legacy Archer Preferred Stock (the “Conversion Written Consent”) and the amended and restated certificate of incorporation of the Company (the “Legacy Archer Certificate of Incorporation”, together with the delivery of the Conversion Written Consent, the “Legacy Archer Preferred Conversion”).

In connection with the Merger, Atlas amended and restated its certificate of incorporation to implement a new dual-class capital structure with: (i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Archer Class A Shares”) carrying voting rights in the form of one vote per share, and (ii) shares of the Company’s Class B common stock, par value $0.0001 per share (“Archer Class B Shares” and, together with the Archer Class A Shares, the “Common Stock”) carrying voting rights in the form of ten votes per share. Pursuant to the amended and restated certificate of incorporation, the former Legacy Archer equityholders have the right to convert their Archer Class B Shares received (or to be received, following exercise of the applicable options, restricted stock unit awards or warrants) as a result of the Business Combination into Archer Class A Shares.

In connection with the Merger:

•	each outstanding share of Atlas Class B common stock, par value $0.0001 per share, was converted automatically into one share of Atlas Class A Common Stock;

•	each outstanding share of Atlas Class A Common Stock was converted automatically into one Archer Class A Share;

•	each share of Legacy Archer Common Stock outstanding immediately prior to the Effective Time (including shares of Legacy Archer Common Stock resulting from the Legacy Archer Preferred Conversion, but excluding any shares of Legacy Archer Common Stock held by Legacy Archer as treasury stock) was converted into a right to receive a number of Archer Class B Shares determined on the basis of an exchange ratio (the “Exchange Ratio”) equal to: (A) (I) (a) $1,480,000,000, plus (b) the aggregate exercise price that would have been paid to Legacy Archer in respect of all options to purchase shares of Legacy Archer Common Stock (whether vested or unvested) if all such options were exercised in full immediately prior to the Effective Time, plus (c) the aggregate exercise price that would have been paid to Legacy Archer in respect of all warrants to purchase equity securities of Legacy Archer (whether vested or unvested) if all such warrants were exercised in full immediately prior to the Effective Time, minus (d) the product of (x) 732,280, multiplied by (y) $1.56 (being the trading price of the warrants to purchase Atlas Class A Common Stock on the date prior to the Closing Date), divided by (II) the fully diluted shares of Legacy Archer Common Stock (including shares of Legacy Archer Common Stock resulting from the Legacy Archer Preferred Conversion, but excluding any shares of Legacy Archer Common Stock held by Legacy Archer as treasury stock and further excluding any restricted stock unit awards), divided by (B) $10.00, it being understood that the shares of Legacy Archer Common Stock outstanding immediately prior to the Effective Time that were restricted shares subject to certain vesting conditions or were subject to a repurchase option or a risk of forfeiture, then the number of Archer Class B Shares issued in exchange for such restricted shares have the same terms and conditions as were applicable to such restricted shares immediately prior to the Effective Time (including with respect to vesting and termination-related provisions);

•	each option (whether vested or unvested) to purchase shares of Legacy Archer Common Stock that was outstanding as of immediately prior to the Effective Time was converted into an option to purchase a number of Archer Class B Shares based on the Exchange Ratio (no fractional shares will be issuable upon exercise of such options);

•	each restricted stock unit award (whether vested or unvested) that was outstanding as of immediately prior to the Effective Time with respect to shares of Legacy Archer Common Stock was converted into a restricted stock unit award with respect to a number of Archer Class B Shares based on the Exchange Ratio; and

•	each outstanding warrant (whether vested or unvested) to purchase Legacy Archer Common Stock was converted into a warrant to purchase a number of Archer Class A Shares or Archer Class B Shares, as applicable, in accordance with the terms of such warrant (no fractional shares will be issuable upon exercise of such warrants).

Furthermore, an aggregate of 1,512,500 Archer Class A Shares (based on the assumed price of $10.00 per share) were issued to satisfy fees related to the Business Combination and PIPE Financing (as defined below)(the “Transaction Fee Shares”).

A description of the Business Combination and the terms of the Business Combination Agreement are included in the prospectus and definitive proxy statement, dated August 11, 2021, as amended and supplemented on August 30, 2021 (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section titled “Proposal No. 1: The Business Combination Proposal—The Business Combination Agreement” beginning on page 78 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Transaction Support Agreements

Pursuant to the Business Combination Agreement, Legacy Archer obtained and delivered to Atlas transaction support agreements (collectively, the “Transaction Support Agreements”) executed by certain equityholders of Legacy Archer (the “Legacy Archer Supporting Equityholders”). Under the Transaction Support Agreements, the Legacy Archer Supporting Equityholders agreed, among other things, to, in the case of all Legacy Archer Supporting Equityholders (other than Brett Adcock and Adam Goldstein, Legacy Archer’s co-founders and co-Chief Executive Officers), elect to convert their Archer Class B Shares received in the Business Combination into 57,218,767 Archer Class A Shares pursuant to the Certificate of Incorporation. The foregoing description of the Transaction Support Agreement is a summary only and is qualified in its entirety by the full text of the form of Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.4, which is incorporated herein by reference.

PIPE Subscription Agreements

In connection with the Business Combination and substantially concurrent with the execution of the Business Combination Agreement, Atlas entered into subscription agreements (each, a “Subscription Agreement”) with each of the investors in the PIPE Financing (as defined below) (including with certain of Atlas’ directors and officers, as well as certain employees of Moelis & Company LLC, an affiliate of Atlas and Atlas Crest Investment LLC (the “Sponsor”) and certain affiliates of Legacy Archer) (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Atlas agreed to issue and sell to the PIPE Investors, an aggregate of 60,000,000 Archer Class A Shares at a price of $10.00 per share, for aggregate gross proceeds of $600,000,000, which we refer to as the “PIPE Financing.” Atlas granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination (the “Closing”). In addition, an aggregate of 1,512,500 Archer Class A Shares (based on the assumed price of $10.00 per share) were issued to satisfy fees related to the Business Combination and PIPE Financing.

A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Related Agreements—Subscription Agreements” beginning on page 91 of the Proxy Statement/Prospectus. The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of PIPE Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, Atlas, the Sponsor and certain other individuals entered into that certain Registration Rights Agreement, dated September 16, 2021, (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Sponsor and certain other significant equityholders of Legacy Archer are subject to a six-month lock-up in respect of their shares of Common Stock received in the Business Combination (subject to certain customary exceptions).

The terms of the Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Related Agreements—Registration Rights Agreement” beginning on page 92 of the Proxy Statement/Prospectus. Following the Closing, the holders of 198,552,323 shares of Common Stock and up to 18,024,399 shares issuable upon the exercise of Warrants (as defined below) to purchase Common Stock) are entitled to certain registration rights.

The foregoing description of the Registration Rights Agreement, including the terms of the lock-up contained therein, is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

Effective as of the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at its request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of Indemnity Agreement, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

•	156,991,960 Archer Class A Shares;

•	83,641,594 Archer Class B Shares;

•	25,398,947 warrants to purchase Archer Class A Shares, with an exercise price of $11.50; and

•	12,772,625 warrants to purchase Archer Class B Shares, with an exercise price of $0.01.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as Atlas was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to Atlas, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the Company is an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

•	the Company’s ability to design, manufacture and deliver its aircraft to customers;

•	risks associated with the United Airlines order constituting all of the current orders for the Company’s aircraft and that the order is subject to conditions, further negotiation and reaching mutual agreement on certain material terms;

•	the Company’s ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control;

•	the Company’s ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that the Company has developed;

•	the Company’s ability to effectively market and sell air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

•	the Company’s ability to compete effectively in the urban air mobility and electric vertical takeoff and landing industries;

•	the Company’s ability to obtain expected or required certifications, licenses, approvals, and authorizations from transportation authorities;

•	the Company’s ability to achieve expected business milestones or launch products on anticipated timelines;

•	risks associated with the Company’s reliance on its relationships with its suppliers and service providers for the parts and components in its aircraft;

•	the Company’s ability to successfully develop commercial-scale manufacturing capabilities;

•	the Company’s ability to successfully address obstacles outside of its control that slow market adoption of electric aircraft;

•	the Company’s ability to attract, integrate, manage, train and retain qualified senior management personnel or other key employees;

•	natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

•	the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft;

•	risks associated with indexed price escalation clauses in customer contracts, which could subject the Company to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

•	the Company’s ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

•	the Company’s ability to realize the benefits of the Business Combination;

•	risks associated with a federal government investigation relating to one of the Company’s employees (who Archer has placed on paid administrative leave) as well as a lawsuit brought against the Company by Wisk Aero LLC (“Wisk”);

•	the Company’s ability to protect its intellectual property rights from unauthorized use by third parties, including the litigation with Wisk;

•	the Company’s ability to obtain additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances;

•	cybersecurity risks to the Company’s various systems and software; and

•	risks associated with the dual-class structure of the Common Stock which has the effect of concentrating voting control with Adam Goldstein and Brett Adcock, Legacy Archer’s co-founders and the Company’s co-Chief Executive Officers and co-Chairmen.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 33 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In addition, statements that the “Company believes”, “Archer believes” or “Legacy Archer believes” and similar statements reflect Atlas’s or Legacy Archer’s beliefs and opinions on the relevant subject. These statements are based upon information available to Atlas or Legacy Archer, as the case may be, as of the date of the Proxy Statement/Prospectus, and while Atlas or Legacy Archer, as the case may be, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business and Properties

The business and properties of the Company are described in the Proxy Statement/Prospectus in the sections titled “Information About Atlas” and “Information About Archer” beginning on pages 168 and 203, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 33 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Selected Historical Financial Information

The selected historical financial information and other data as of and for the year ended December 31, 2020 for Legacy Archer is included in the section titled “Selected Historical Financial and Other Data of Archer” beginning on page 28 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The historical financial information and other data as of and for the six months ended June 30, 2021 and 2020 for Legacy Archer are set forth in Exhibit 99.3 attached hereto and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six ended June 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.4 attached hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Archer for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019 is attached hereto as Exhibit 99.5 and incorporated herein by reference.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of New Archer Following the Business Combination” beginning on page 234 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of the Company’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Archer” beginning on page 226 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K concerning the Company’s employment arrangements with Messrs. Adcock and Goldstein.

The description of the employment arrangements of the Company’s executive officers is qualified in their entirety by the full text of such employment arrangements which attached hereto as Exhibits 10.12, 10.13, 10.14 and 10.15.

Director Compensation

Information with respect to the compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the sections titled “Executive Compensation of Archer—Non-Employee Director Compensation” on page 230 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the Closing Date, after giving effect to the Closing, by:

•	each person known by the Company to be the beneficial owner of more than 5% of Archer Class A Shares or Archer Class B Shares upon the Closing of the Business Combination;

•	each of the Company’s executive officers and directors; and

•	all of the Company’s executive officers and directors as a group upon the Closing.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants, options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 156,991,960 shares of Archer Class A Shares and 83,641,594 shares of Archer Class B Shares issued and outstanding as of the Closing Date.

	Archer Class A Shares		Archer Class B Shares
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%	% of Combined Voting Power
5% or Greater Stockholders:
Atlas Crest Investment LLC(2)	20,500,000	13.1%	-	-	2.1%
Marc Lore(3)	25,925,286	16.5	-	-	2.6
Executive Officers and Directors:
Brett Adcock(4)	100,000	*	36,917,931	44.1%	37.2
Adam Goldstein(5)	100,000	*	36,917,931	44.1	37.2
Ben Lu	-	-	-	-	-
Andy Missan	-	-	-	-	-
Tom Muniz	1,551,816	*	-	-	*
Deborah Diaz	-	-	-	-	-
Fred Diaz	-	-	-	-	-
Maria Pinelli	-	-	-	-	-
Michael Spellacy(6)	90,000	*	-	-	*
Oscar Munoz	250,000	*	-	-	*
All current directors and executive officers as a group (10 persons)(7)	2,091,816	1.3%	73,835,862	88.3%	74.5%

* Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the following is 1880 Embarcadero Road, Palo Alto, CA 94303.

(2)	Includes (i) 12,500,000 Archer Class A Shares and (ii) private warrants to acquire 8,000,000 Archer Class A Shares. Atlas Crest Investment LLC is the record holder of the shares reported herein and its address is c/o Atlas Crest Investment Corp., 399 Park Avenue, 5th Floor, New York, NY 10022.

(3)	Marc Lore is the record holder of the shares reported herein and his address is 443 Greenwich Street, PHA, New York, NY 10013.

(4)	Includes (i) 100,000 Class A Shares held by Hight Drive Growth LLC, (ii) 27,756,278 Archer Class B Shares held by Hight Drive Growth LLC and (iii) 9,161,653 Archer Class B Shares held by Mr. Adcock. Mr. Adcock is a managing member of Hight Growth LLC.

(5)	Includes (i) 100,000 Class A Shares held by Capri Growth LLC, (ii) 27,756,278 Archer Class B Shares held by Capri Growth LLC and (ii) 9,161,653 Archer Class B Shares held by Mr. Goldstein. Mr. Goldstein is a managing member of Capri Growth LLC.

(6)	Mr. Spellacy has an indirect pecuniary interest in shares of Class A common stock Atlas Crest Investment LLC through membership interests in Atlas Crest Investment II LLC, over which Mr. Spellacy does not have voting or dispositive control.

(7)	Includes the shares described in notes (4) to (6).

Certain Relationships and Related Business Combination

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 198 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the sections “Information About Atlas—Legal Proceedings” and “Information About Archer—Legal Proceedings” beginning on pages 173 and 213, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On April 6, 2021, Wisk brought a lawsuit against Archer in the United States District Court in the Northern District of California alleging misappropriation of trade secrets and patent infringement. Archer has placed an employee on paid administrative leave in connection with a government investigation and a search warrant issued to the employee, which Archer believes are focused on conduct prior to the employee joining Archer. Archer and three other Archer employees with whom the individual worked have received subpoenas relating to this investigation. Archer is cooperating with the investigation of the employee. On May 19, 2021, Wisk filed a motion for preliminary injunction and expedited discovery. On June 1, 2021, Archer filed a motion to dismiss the trade secret claims and filed counterclaims. On June 15, 2021, Wisk amended its complaint, and the following day Archer filed a motion to dismiss the amended complaint. On June 23, 2021, Archer filed an opposition to the motion for preliminary injunction. On July 13, 2021, Archer filed amended counterclaims for the Wisk legal proceeding. On July 22, 2021, the District Court denied Wisk’s motion for preliminary injunction. On July 27, 2021, Wisk filed a motion to strike and dismiss certain of Archer's amended counterclaims. On August 10, 2021, Archer filed a motion to dismiss the motion to strike and dismiss. On August 20, 2021, Wisk filed a notice of appeal of the District Court’s denial of the motion for preliminary injunction. On August 24, 2021, the District Court denied Archer’s motion to dismiss the trade secret claims. On September 14, 2021, the District Court denied Wisk’s motion to strike and dismiss certain of Archer’s amended counterclaims. As of September 22, 2021, the government investigation was ongoing.  Archer cannot predict the timing or outcome of the litigation or government investigation or range of reasonably possible loss, if any, from either but a negative result could have a material adverse effect on Archer’s financial position, liquidity, operations, and cash flows.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Atlas’s units, Class A common stock and warrants were historically quoted on the New York Stock Exchange under the symbols “ACICU,” “ACIC” and “ACICW,” respectively. The Archer Class A Shares and warrants began trading on the New York Stock Exchange under the new trading symbols “ACHR” and “ACHR WS,” respectively, on September 17, 2021.

In connection with the Closing, each Atlas unit was separated into its components, which consisted of one share of Class A common stock and one warrant, and such units no longer exist. As of the Closing Date and following the completion of the Business Combination, the Company had 156,991,960 shares of Archer Class A Shares issued and outstanding held of record by 142 holders, 83,641,594 shares of Archer Class B Shares issued and outstanding held of record by 51 holders and 38,171,572 Warrants outstanding held of record by two holders.

Dividends

The Company intends to retain future earnings, if any, for, including but not limited to, future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of Common Stock will be at the sole discretion of the Company’s board of directors (the “Board”). The Board may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Board may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of the Company’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness the Company incurs.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities.

Description of Registrant’s Securities

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the sections titled “Description of New Archer’s Securities—Authorized and Outstanding Stock” and “Description of New Archer’s Securities—New Archer Common Stock Following the Business Combination” beginning on page 184 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Company’s outstanding warrants is included in the Proxy Statement/Prospectus in the sections titled “Description of New Archer’s Securities—Archer Warrants Prior to the Business Combination” and “Description of New Archer’s Securities—Redeemable Warrants” beginning on pages 186 and 188, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

SVB Warrants

In connection with the Closing of the Business Combination, the warrants issued to Silicon Valley Bank were automatically exchanged for warrants to purchase an aggregate of 732,280 Archer Class A Shares at an exercise price of $11.50 per share (the “New SVB Warrants”).

United Warrants

Prior to the Closing of the Business Combination, United Airlines, Inc. (“United”) transferred and assigned all of its rights and interests in and to purchase 13,562,423 Archer Class A Shares to United Airlines Ventures, Ltd. (“UAV”). Prior to the Closing of the Business Combination, UAV exercised warrants to acquire 4,686,597 Legacy Archer Common Stock. In connection with the Closing, 4,717,365 Archer Class B Shares were issued to UAV and pursuant to a Transaction Support Agreement, all the Archer Class B Shares held by UAV were converted into Class A Shares on a one-for-one basis.

Stellantis Warrants

In connection with the Closing of the Business Combination, the warrants issued to FCA US LLC were converted into warrants to acquire 1,671,202 Archer Class B Shares and the warrants issued to FCA Italy S.p.A. were converted into warrants to acquire 1,077,024 Archer Class B Shares.

Indemnification of Directors and Officers

In connection with the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide such directors and executive officers with contractual rights to indemnification and expense advancement. The foregoing summary is qualified in its entirety by reference to the text of the form of Indemnity Agreement, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note—PIPE Subscription Agreements” and “Description of Registrant’s Securities—SVB Warrants” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The Archer Class A Shares issued pursuant to the Subscription Agreements, the New SVB Warrants and the Transaction Fee Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 16, 2021, the Audit Committee of the Board notified Marcum LLP (“Marcum”), Atlas’s independent registered public accounting firm prior to the Business Combination, that it would be dismissed and replaced by PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective as of September 16, 2021.

On September 16, 2021, the Audit Committee of the Board approved the engagement of PwC as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. PwC previously served as the independent registered public accounting firm of Legacy Archer prior to the Business Combination.

Marcum’s report of independent registered public accounting firm dated March 8, 2021, except for the effects of the restatements discussed in Note 2 to the financial statements in Amendment No. 5 to Registration Statement on Form S-4, dated August 10, 2021, filed by the Company with the SEC, as to which the date is May 24, 2021, on the Atlas consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from August 26, 2020 (Atlas’s inception) through December 31, 2020 and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from August 26, 2020 (Atlas’s inception) through December 31, 2020 and the subsequent interim period through September 16, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Atlas’s financial statements for such periods. During the period from August 26, 2020 (Atlas’s inception) through December 31, 2020 and the subsequent interim period through September 16, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with Atlas’s initial public offering, which resulted in the restatement of Atlas’s financial statements as set forth in Amendment No. 1 to Atlas’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 24, 2021.

During the period from August 26, 2020 (Atlas’s inception) through December 31, 2020 and the subsequent interim period through September 16, 2021, (i) the Company did not (a) consult with PwC as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that PwC concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult PwC on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the disclosures made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Item 5.01 Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Atlas has occurred, and the stockholders of Atlas as of immediately prior to the Closing held 41.5% of the outstanding shares of Common Stock immediately following the Closing.

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

2021 Equity Incentive Plan

At the Special Meeting, the Atlas stockholders considered and approved the Archer Aviation Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was previously approved, subject to stockholder approval, by Atlas’s board of directors on August 11, 2021. The Equity Incentive Plan became effective immediately upon the Closing. The Equity Incentive Plan initially makes available a maximum number of Archer Class A Shares equal to 7,453,588. Additionally, the number of Archer Class A Shares reserved for issuance under the Equity Incentive Plan will automatically increase on January 1 of each year, starting on January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) 2% of the aggregate number of Archer Class A Shares outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, or (ii) such lesser number of shares as determined by the Board.

A summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 5: The Equity Incentive Plan Proposal” beginning on page 134 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the Atlas stockholders considered and approved the Archer Aviation Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by Atlas’s board of directors on August 11, 2021. The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of Archer Class A Shares equal to 4,969,059. Additionally, the number of Archer Class A Shares reserved for issuance under the ESPP will automatically increase on January 1 of each year, starting on January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) 1% of the aggregate number of Archer Class A Shares outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, or (ii) such lesser number of shares as determined by the Board.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 6: The Employee Stock Purchase Plan Proposal” beginning on page 142 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Founder Grants

Pursuant to the terms of the Business Combination Agreement, and due to Messrs. Adcock and Goldstein’s continued employment through immediately prior to Closing, each of Messrs. Adcock and Goldstein (the “Archer Founders”) were granted 20,009,224 restricted stock units (the “Legacy Archer Founder Grants”), subject to certain vesting conditions, under the Archer 2019 Equity Incentive Plan. Each of the Legacy Archer Founder Grants will vest as to 25% of the shares thereunder upon the achievement (within seven years following the Closing) of the earlier to occur of: (i) a price based milestone or (ii) a performance-based milestone (including the Closing of the Business Combination), with a different set of such price and performance-based milestones applying to each quarter of the Legacy Archer Founder Grants. The vesting will generally be subject to the Archer Founder’s continued employment with the Company through the vesting date. However, if the Archer Founder’s employment is terminated by the Company without “cause” or by the Archer Founder for “good reason” (as defined in the employment agreement entered into with each Archer Founder), the Legacy Archer Founder Grants will remain outstanding and eligible to vest for a period of 15 months following such termination of employment. Twenty-five percent of the Legacy Archer Founder Grants vested in connection with the Closing of the Business Combination, and 5,002,306 Archer Class B Shares were issued to each of the Archer Founders upon the Closing.

The description of the Legacy Archer Founder Grants is qualified in its entirety by the full text of the employment arrangements of Messrs. Adcock and Goldstein, copies of which are attached hereto as Exhibits 10.12 and 10.13. Copies of the Archer 2019 Equity Incentive Plan, and a Form of RSU Grant Package under the Archer 2019 Equity Incentive Plan, under which the Legacy Archer Founder Grants were issued, are attached hereto as Exhibit 10.5 and 10.7, respectively.

Employment Arrangements

Brett Adcock and Adam Goldstein

The Company entered into employment agreements with Messrs. Adcock and Goldstein substantially on the terms set forth below in connection with the closing of the Business Combination. Messrs. Adcock and Goldstein are each entitled to an annual base salary of $600,000, a target annual bonus of 50% of base salary based upon the achievement of target objectives as established by the board of directors of the Company, and standard benefit plans available to Company executives.

In addition, Messrs. Adcock and Goldstein will each be eligible for the following severance package for a termination without “cause” or resignation for “good reason” (each as defined below) not in connection with a change in control:

•	24 months of base salary at time of termination paid in accordance with the Company's normal payroll practices;

•	a lump sum cash payment equal to two times the target annual bonus;

•	a lump sum payment equal to 24 months of COBRA premiums; and

•	24-month accelerated vesting of any time-vested equity awards (excluding for the avoidance of doubt the Legacy Archer Founder Grants).

For a termination without cause or resignation for good reason in the period starting three months prior to and ending 18 months following a change in control, Messrs. Adcock and Goldstein will each be eligible for the following severance package:

•	24 months of base salary at time of termination paid in a lump sum;

•	a lump sum cash payment equal to two times the target annual bonus;

•	a lump sum payment equal to 24 months of COBRA premiums; and

•	100% accelerated vesting of any time-vested awards (excluding for the avoidance of doubt the Legacy Archer Founder Grants).

As a condition of receiving the severance benefits, Messrs. Adcock and Goldstein are required to execute a general release of claims in favor of the Company and comply with all applicable agreements including but not limited to, the Company’s form of confidentiality and invention assignment agreement.

For purposes of the employment agreements, “cause” for termination will exist if the executive’s employment is terminated for any of the following reasons:

•	any material breach by the executive of any material written agreement between the executive and the Company and the executive’s failure to cure such condition (if curable) within 30 days after receiving written notice thereof;

•	any failure by the executive to comply with the Company’s material written policies or rules as they may be in effect from time to time;

•	the executive’s willful failure to follow reasonable and lawful instructions from the board of directors and the executive’s failure to cure such condition (if curable) within 30 days after receiving written notice thereof;

•	the executive’s conviction of (including a plea of guilty or nolo contendere) to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company;

•	the executive’s commission of or participation in an act of fraud;

•	the executive’s misconduct that results in material damage to the Company’s business, property or reputation; or

•	the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of Archer or any other party to whom the executive owes an obligation of nondisclosure as a result of his relationship with the Company. For purposes of clarity, a termination without “cause” does not include any termination that occurs as a result of the executive’s death or disability.

For purposes of the employment agreements, resignation for “good reason” from employment with Archer will exist if any of the following actions are taken by the Company without the executive’s prior written consent:

•	a material reduction in the executive’s base salary (unless pursuant to a salary reduction program applicable generally to the executive’s similarly situated employees not to exceed 10%);

•	a material reduction in the executive’s title or duties (including responsibilities and/or authorities); or

•	relocation of the executive’s principal place of employment by more than 35 miles, provided, however, that any change from remote work to working from the Company’s Palo Alto offices will not be deemed a relocation that could give rise to good reason under this provision.

Upon a termination of employment without “cause” or a resignation for “good reason”, the Legacy Archer Founder Grants held by Messrs. Adcock or Goldstein, as the case may be, will remain outstanding for 15 months from the date of such termination and will remain eligible for vesting upon the achievement of the milestones set forth in such equity award.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Atlas stockholders considered and approved, among other things, Proposal No. 2: The Charter Proposal (the “Charter Proposal”), which is described in greater detail in the Proxy Statement/Prospectus beginning on page 126 of the Proxy Statement/Prospectus.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on September 16, 2021, includes the amendments proposed by the Charter Proposal.

On September 16, 2021, the Board approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective as of the Effective Time.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of New Archer’s Securities” beginning on page 184 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on September 16, 2021, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at www.archer.com.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal” beginning on page 78 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On September 16, 2021, the Company issued a press release announcing the Closing. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

On September 17, 2021, the Company issued a press release announcing the commencement of trading of Class A Shares on the NYSE. A copy of the press release is filed hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibits 99.1 and 99.2.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Legacy Archer as of and for the years ended December 31, 2020 and 2019 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-44 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited consolidated financial statements of Legacy Archer as of for the six months ended June 30, 2021 and 2020 and the related notes are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

The audited consolidated financial statements of Atlas as of and for the year ended December 31, 2020 and as of and for the period from August 26, 2020 (Atlas’s inception) to December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited consolidated financial statements of Atlas as of and for the six months ended June 30, 2021 and 2020 and the related notes are included in the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 16, 2021 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of, and for the six months ended June 30, 2021, and for the year ended December 31, 2020 are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1†	Amended and Restated Business Combination Agreement, dated as of July 29, 2021, by and among Atlas Crest Investment Corp., Artemis Acquisition Sub Inc. and Archer Aviation Inc.	8-K	001-39668	2.1	July 29, 2021
3.1*	Amended and Restated Certificate of Incorporation of Archer Aviation Inc.
3.2*	Amended and Restated Bylaws of Archer Aviation Inc.
4.1	Warrant Agreement, dated October 27, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39668	4.1	November 2, 2020
10.1	Form of Subscription Agreement.	8-K	001-39668	10.2	February 10, 2021
10.2*	Amended and Restated Registration Rights Agreement, by and between the Company and certain stockholders, dated September 16, 2021.
10.3	Amended and Restated Sponsor Letter Agreement, dated July 29, 2021, by and among Atlas Crest Investment LLC, Atlas Crest Investment Corp., Archer Aviation Inc. and the individuals named therein.	S-4	333-254007	10.1B	August 3, 2021
10.4	Form of Transaction Support Agreement	S-4	333-254007	10.2	March 8,2021
10.5+*	Archer 2019 Equity Incentive Plan.
10.6+*	Form of Stock Option Grant Package under Archer 2019 Equity Incentive Plan.
10.7+*	Form of RSU Grant Package under 2019 Equity Incentive Plan.
10.8+*	Archer 2021 Equity Incentive Plan.
10.9+*	Form of Stock Option Grant Package under Archer 2021 Equity Incentive Plan.
10.10+*	Form of RSU Grant Package under Archer 2021 Equity Incentive Plan.
10.11+*	Archer 2021 Employee Stock Purchase Plan.
10.12+*	Offer Letter, dated September 16, 2021, by and between the Company and Brett Adcock.
10.13+*	Offer Letter, dated September 16, 2021, by and between the Company and Adam Goldstein.
10.14+	Offer Letter, dated November 19, 2019, by and between the Company and Tom Muniz.	S-4	333-254007	10.19	August 10, 2021
10.15+	Offer Letter, dated June 24, 2021, by and between the Company and Ben Lu.	S-4	333-254007	10.18	August 10, 2021
10.16+	Offer Letter, dated May 5, 2021, by and between the Company and Andy Missan.	S-4	333-254007	10.17	August 10, 2021
10.17	Sublease Agreement, dated July 1, 2020, by and between Aurora Innovation, Inc. and Archer Aviation Inc.	S-4	333-254007	10.12	August 10, 2021

10.18	Lease Agreement, dated December 11, 2020, by and between Jack Dymond Lathing Co. and Archer Aviation Inc.	S-4	333-254007	10.13	August 10, 2021
1019	Sublease Agreement, dated March 1, 2020, by and between Delta Mike Enterprises, LLC and Archer Aviation Inc.	S-4	333-254007	10.14	August 10, 2021
10.20	Lease Agreement, dated April 14, 2021, by and between NC Investments, LLC and Archer Aviation Inc.	S-4	333-254007	10.15	August 10, 2021
10.21	Storage/R&D Space License Agreement, dated March 15, 2021, by and between J.V. Lewis Enterprises, Inc. and Archer Aviation.	S-4	333-254007	10.16	August 10, 2021
10.22	Warrant to Purchase Shares, dated as of November 6, 2020, by and among FCA US LLC and Archer Aviation Inc.	S-4	333-254007	10.8	August 3, 2021
10.23	Warrant to Purchase Shares, dated as of January 9, 2021, by and among United Airlines, Inc. and Archer Aviation Inc.	S-4	333-254007	10.9	August 3, 2021
10.24	Loan and Security Agreement, dated July 9, 2021, by and among Silicon Valley Bank, in its capacity as administrative agent and collateral agent, Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P., as lenders, and Archer Aviation Inc.	S-4	333-254007	10.10	August 3, 2021
10.25	Warrant to Purchase Shares, dated as of February 26, 2021, by and among Mesa Air Group, Inc. and Archer Aviation Inc.	S-4	333-254007	10.11	August 3, 2021
10.26+*	Form of Indemnity Agreement.
16.1*	Letter from Marcum LLP.
21.1*	List of Subsidiaries.
99.1*	Press Release dated September 16, 2021.
99.2*	Press Release dated September 17, 2021.
99.3*	Unaudited Consolidated Financial Statements of Legacy Archer as of and for the Six Months Ended June 30, 2021 and 2020.
99.4*	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of and for the Six Months ended June 30, 2021 and for the Year Ended December 31, 2020.
99.5*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Legacy Archer for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Filed herewith.
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request
+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Dated: September 22, 2021
	By:	/s/ Andy Missan
Andy Missan
Chief Legal Officer